SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

                                Amendment No. 3

              For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                      American Water Works Company, Inc.
                    -------------------------------------
            (Exact name of registrant as specified in its charter)


                Delaware                               51-0063696
     ------------------------------           ----------------------------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

  1025 Laurel Oak Road, P.O. Box 1770,
              Voorhees, NJ                                08043
     ------------------------------                      -------
(Address of principal executive offices)               (Zip Code)

      Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered

      Common Stock Purchase Rights               New York Stock Exchange
        -----------------------                  -----------------------


If this Form relates to the registration of a class of securities pursuant to
    Section 12(b) of the Exchange Act and is effective pursuant to General
                Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
    Section 12(g) of the Exchange Act and is effective pursuant to General
                Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
                      __________________ (if applicable)


    Securities to be registered pursuant to Section 12(g) of the Act: None

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                               (Title of class)

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                               (Title of class)


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                                                                             2

Item 1. Description of Registrant's Securities to be Registered.

      On June 6, 2002, American Water Works Company, Inc., a Delaware corporation (the "Company"), executed Amendment No. 3 (the "Rights Amendment") to the Rights Agreement dated as of February 18, 1999, as amended (the "Rights Agreement"), between the Company and Fleet National Bank (formerly known as BankBoston N.A.), a national banking association, as Rights Agent. The Rights Amendment provides for the appointment of EquiServe Trust Company, N.A. as successor Rights Agent under the Rights Agreement and certain other matters relating to successor Rights Agents under the Rights Agreement.

      The Rights Amendment is attached as Exhibit 4.4 hereto and is incorporated by reference herein, and the foregoing description of the Rights Amendment is qualified in its entirety by reference to the Rights Amendment.

Item 2. Exhibits.

      4.1 Rights Agreement, dated as of February 18, 1999, by and between American Water Works Company, Inc. and BankBoston N.A. (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 1, 1999).

      4.2 First Amendment to the Rights Agreement, dated June 1, 2000 (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 1, 2000).

      4.3 Second Amendment to the Rights Agreement, dated as of September 16, 2001 (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 17, 2001).

      4.4   Third Amendment to the Rights Agreement, dated as of June 6,
            2002.



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                                                                             3

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMERICAN WATER WORKS COMPANY, INC.



                                    By:/s/ W. Timothy Pohl
                                       --------------------------------------
                                       Name: W. Timothy Pohl
                                       Title: General Counsel and Secretary



Date:  July 1, 2002


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                                                                             4

                                 EXHIBIT INDEX

Exhibit Number    Description


4.1 Rights Agreement, dated as of February 18, 1999, by and between American Water Works Company, Inc. and BankBoston N.A. (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 1, 1999).

4.2 First Amendment to the Rights Agreement, dated June 1, 2000 (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 1, 2000).

4.3 Second Amendment to the Rights Agreement, dated as of September 16, 2001 (Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on September 17, 2001).

4.4               Third Amendment to the Rights Agreement, dated as of June
                  6, 2002.